Exhibit 99.2

ATC Contact: Michael Powell

Director of Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

FOURTH QUARTER AND FULL YEAR 2006 FINANCIAL RESULTS;

ANNOUNCES $1.5 BILLION STOCK REPURCHASE PROGRAM

FULL YEAR 2006 HIGHLIGHTS

•	Rental and management segment revenue increased to $1,294.1 million

•	Adjusted EBITDA increased to $868.2 million

•	Cash provided by operating activities increased to $620.7 million

•	Free Cash Flow increased to $493.6 million

•	Net income increased to $27.5 million

Boston, Massachusetts – February 20, 2007 – American Tower Corporation (NYSE: AMT) today reported financial results for the fourth quarter and full year ended December 31, 2006.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “As demonstrated by American Tower’s strong revenue, Adjusted EBITDA, and Free Cash Flow growth, 2006 was a positive year for the tower industry. We anticipate that the factors which drove much of our new business in 2006 will continue into 2007, including initiatives by US wireless carriers to increase capacity and coverage and deploy new data services. Additionally, we look forward to working closely with our customers who acquired spectrum as part of Auction 66 to help enable the effective and rapid deployment of new markets and services.

“During 2007, we will continue to actively pursue the three pillars of our corporate strategy: seeking and evaluating opportunities, both domestically and internationally, to add quality assets to our portfolio, achieving the highest possible returns on those assets through continuous improvement of our operational execution, and optimizing our balance sheet to benefit our shareholders while maintaining the financial flexibility to pursue future strategic opportunities.

“With respect to our financial strategy, we are pleased to announce our new $1.5 billion stock repurchase plan, the additional liquidity provided by our recently expanded credit facilities, and our intention to obtain a new securitized financing for towers in our SpectraSite portfolio.”

Fourth Quarter 2006 Operating Highlights

American Tower generated the following operating results for the quarter ended December 31, 2006 (unless otherwise indicated, all comparative information is compared against the quarter ended December 31, 2005):

Total revenues increased 10% to $337.6 million and rental and management segment revenues increased 9% to $331.2 million. Rental and Management Segment Gross Margin increased 12% to $249.8 million and Services segment revenue and Gross Margin increased to $6.4 million and $2.8 million, respectively.

Total selling, general, administrative and development expense was $44.0 million. The Company’s selling, general, administrative and development expense for the quarter includes stock-based compensation expense of $10.0 million and $6.6 million of additional costs related to the review of the Company’s stock option granting practices, related legal and governmental proceedings and other related costs. Including these additional costs related to the stock option review, Adjusted EBITDA increased 12% to $218.5 million and Adjusted EBITDA Margin was 65%.

Income from operations increased to $73.4 million, and net income increased to $18.3 million, or $0.04 per basic and diluted common share.

Free Cash Flow increased to $109.1 million, consisting of $145.6 million of cash provided by operating activities, less $36.4 million of payments for purchases of property and equipment and construction activities, including $14.7 million of discretionary capital spending. The Company completed the construction of 64 towers and the installation of 3 in-building systems during the quarter.

Please refer to Non-GAAP and Defined Financial Measures on pages 3 through 4 for definitions of Rental and Management Segment Gross Margin, Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow. For additional financial information, including reconciliations to GAAP measures, please refer to the supplemental schedules of selected financial information and selected American Tower and SpectraSite stand-alone financial information on pages 8 through 11.

Stock Repurchase Program

The Company’s Board of Directors has approved a new stock repurchase program pursuant to which the Company intends to repurchase up to $1.5 billion of its Class A common stock through February 2008. The Company expects to utilize cash on hand, cash from operations, borrowings under its credit facilities, and borrowings from potential future financings to fund the repurchase program. Under the program, management is authorized to purchase shares from time to time in open market purchases or privately negotiated transactions at prevailing market prices. To facilitate repurchases, the Company plans to make purchases pursuant to a Rule 10b5-1 plan, which will allow the Company to repurchase its shares during periods when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods.

The Company expects to complete its current $750 million stock repurchase program by the end of February 2007, at which time the Company expects to commence its new stock repurchase program. During the quarter ended December 31, 2006, the Company repurchased approximately 1.1 million shares of its Class A common stock for approximately $40 million. As of February 20, 2007, the Company had repurchased an aggregate of 20.2 million shares of its Class A common stock for approximately $686 million pursuant to this program, which includes the repurchase of 7.2 million shares of its Class A common stock for approximately $287 million subsequent to December 31, 2006.

Financing Highlights

In February 2007, the Company raised $550 million of additional borrowing capacity under the senior secured credit facilities of its principal operating subsidiaries. The Company secured a $300 million revolving loan under the American Tower credit facility and a $250 million revolving loan under the SpectraSite credit facility, both of which remained undrawn at closing. In addition, the Company drew down $250 million of its existing revolving loans under the American Tower credit facility to fund repurchases of the Company’s 5.0% Convertible Notes, pursuant to its previously announced tender offer. As a result, the Company increased its available liquidity under its credit facilities as of February 20, 2007 to over $800 million, which may be used to fund stock repurchases, repurchase existing debt, and for other general corporate purposes. The terms of the new revolving loans are consistent with the terms of the Company’s existing credit facilities and mature on October 27, 2010.

During the first half of 2007, the Company anticipates raising additional capital through a securitization of the majority of the towers in its SpectraSite portfolio to repurchase existing debt, fund stock repurchases, and for other general corporate purposes.

Organizational Changes

The Company also announced several changes in its organizational structure. Jean Bua, currently the Company’s Senior Vice President, Finance and Corporate Controller, will be assuming greater responsibilities in the Company’s finance organization and accordingly, will be promoted to Executive Vice President, Finance and Corporate Controller. In addition, Michael Gearon, Vice Chairman and President of American Tower International, has notified the Company of his intention to leave the Company to devote more time to his personal endeavors and other interests. Hal Hess, currently the Company’s Executive Vice President, General Counsel, will assume Mr. Gearon’s responsibilities as the new Executive Vice President, International Operations. Mr. Hess

originally joined the Company in 2001 as Chief Financial Officer of American Tower International and has continued to serve in that capacity since becoming General Counsel of the Company in 2002. The Company is in the process of hiring a new Chief Administrative Officer, who will assume the responsibilities of General Counsel as Mr. Hess transitions into his new role.

Full Year 2007 Outlook

The following estimates are based on a number of assumptions that management believes to be reasonable, and reflect the Company’s expectations as of February 20, 2007. Please refer to the cautionary language regarding “forward-looking” statements included in this press release when considering this information. The Company undertakes no obligation to update this information.

($ in millions)	Full Year 2007
Rental and management segment revenue	$1,395	to	$1,415
Rental and management segment gross margin (1)	1,064	to	1,087

Services segment revenue	23	to	27
Services segment gross margin (1)	13	to	15

Adjusted EBITDA (1)(2)	960	to	988

Depreciation, accretion and amortization	521	to	527
Interest expense	235	to	225

Income from continuing operations	77	to	93

Payments for purchase of property and equipment and construction activities (3)	130	to	150

(1)	See Non-GAAP and Defined Financial Measures below.
(2)	Adjusted EBITDA outlook does not include any estimate of future costs with respect to the legal and governmental proceedings related to the review of the Company’s stock option granting practices. Adjusted EBITDA excludes $45 to $47 of stock-based compensation expense for the full year 2007.
(3)	The Company’s full year 2007 outlook for capital expenditures includes costs for the construction of approximately 200 new wireless towers and the installation of 25 in-building systems and approximately $30 of land purchases.

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. EST to discuss its fourth quarter and full year 2006 results and the Company’s outlook for the full year 2007. The call will be hosted by Brad Singer, Chief Financial Officer, who will be joined by Jim Taiclet, Chairman and Chief Executive Officer. The dial-in numbers are US/Canada: (877) 235-9047 and International: (706) 645-9644, access code 8461283. A replay of the call will be available from 9:30 a.m. EST February 20, 2007 until 11:59 p.m. EST February 27, 2007. The replay dial-in numbers are US/Canada: (800) 642-1687 and International: (706) 645-9291, access code 8461283. American Tower will also sponsor a live simulcast of the call on its website, www.americantower.com. When available, a replay of the call will be accessible on the Company’s website.

American Tower is a leading independent owner, operator and developer of broadcast and wireless communications sites in the United States, Mexico and Brazil. American Tower owns and operates over 22,000 sites in the United States, Mexico, and Brazil. Additionally, American Tower manages approximately 2,000 revenue producing rooftop and tower sites. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Rental and Management Segment Gross Margin, Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow. American Tower defines Rental and

Management Segment Gross Margin as income from operations before depreciation, amortization and accretion, impairments, net loss on sale of long-lived assets, restructuring and merger related expense, stock-based compensation expense, corporate expenses, rental and management segment overhead, services segment overhead, services segment operating expenses, services segment revenue, plus interest income, TV Azteca, net. American Tower defines Services Segment Gross Margin as income from operations before depreciation, amortization and accretion, impairments, net loss on sale of long-lived assets, restructuring and merger related expense, stock-based compensation expense, corporate expenses, services segment overhead, rental and management segment overhead, rental and management segment operating expenses, and rental and management segment revenue. American Tower defines Adjusted EBITDA as income from operations before depreciation, amortization and accretion and impairments, net loss on sale of long-lived assets, restructuring and merger related expense and stock-based compensation expense, plus interest income, TV Azteca, net. American Tower defines Adjusted EBITDA Margin as a percentage of Adjusted EBITDA over total revenue. American Tower defines Free Cash Flow as cash provided by operating activities less payments for purchase of property and equipment and construction activities. These measures are not intended as substitutes for other measures of financial performance determined in accordance with GAAP. They are presented as additional information because management believes they are useful indicators of the current financial performance of our core businesses. We believe that these measures can assist in comparing company performances on a consistent basis without regard to depreciation and amortization or capital structure. Our concern is that depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors including historical cost bases are involved. Notwithstanding the foregoing, the Company’s measures of Rental and Management Segment Gross Margin, Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow may not be comparable to similarly titled measures used by other companies.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding our full year 2007 outlook, our stock repurchase programs and our expectations regarding future financing transactions, including a potential securitization. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) a decrease in demand for tower space would materially and adversely affect our operating results and we cannot control that demand; (2) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be adversely affected; (3) substantial leverage and debt service obligations may adversely affect us; (4) restrictive covenants in our credit facilities and indentures could adversely affect our business by limiting flexibility; (5) due to the long-term expectations of revenue from tenant leases, the tower industry is sensitive to the creditworthiness of its tenants; (6) our foreign operations are subject to economic, political and other risks that could adversely affect our revenues or financial position; (7) a substantial portion of our revenues is derived from a small number of customers; (8) status of Iusacell Celular’s financial restructuring exposes us to risks and uncertainties (9) new technologies could make our tower leasing business less desirable to potential tenants and result in decreasing revenues; (10) we could have liability under environmental laws; (11) increasing competition in the tower industry may create pricing pressures that may adversely affect us; (12) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (13) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (14) our towers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; (15) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these risks are substantiated; (16) our stock option granting practices are subject to ongoing governmental proceedings, which could result in fines, penalties or other liability; (17) pending civil litigation relating to our stock option granting practices exposes us to risks and uncertainties; and (18) the bankruptcy proceeding of our Verestar subsidiary exposes us to risks and uncertainties. For other important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-Q for the quarter ended September 30, 2006 under the caption “Risk Factors.” We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2006	December 31, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$281,264	$112,701
Available-for-sale securities	22,986
Accounts receivable, net	29,368	36,995
Prepaid and other current assets	63,919	44,823
Deferred income taxes	88,485	31,359

Total current assets	486,022	225,878

Property and equipment, net	3,218,124	3,460,526
Goodwill	2,189,767	2,142,551
Other intangible assets, net	1,820,876	2,077,312
Deferred income taxes	482,710	523,293
Notes receivable and other long-term assets	415,720	357,294

Total	$8,613,219	$8,786,854

		.
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$187,634	$178,951
Accrued interest	41,319	37,850
Current portion of long-term obligations	253,907	162,153
Unearned revenue	86,769	77,655

Total current liabilities	569,629	456,609

Long-term obligations	3,289,109	3,451,276
Other long-term liabilities	365,974	327,354

Total liabilities	4,224,712	4,235,239

Minority interest in subsidiaries	3,591	9,794

STOCKHOLDERS’ EQUITY
Class A Common Stock	4,378	4,156
Additional paid-in capital	7,502,472	7,383,320
Accumulated deficit	(2,733,920)	(2,761,404)
Unearned compensation		(2,497)
Accumulated other comprehensive income (loss)	16,079	(803)
Treasury stock	(404,093)	(80,951)

Total stockholders’ equity	4,384,916	4,541,821

Total	$8,613,219	$8,786,854

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
REVENUES:
Rental and management	$331,237	$302,792	$1,294,068	$929,762
Network development services	6,409	4,833	23,317	15,024

Total operating revenues	337,646	307,625	1,317,385	944,786

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below)
Rental and management	84,976	83,181	332,246	247,781
Network development services	3,650	2,460	11,291	8,346
Depreciation, amortization and accretion	130,622	127,747	528,051	411,254
Selling, general, administrative and development expense (1)	44,017	32,197	159,324	108,059
Impairments, net loss on sale of long-lived assets, restructuring and merger related expense (2)	968	23,895	2,572	34,232

Total operating expenses	264,233	269,480	1,033,484	809,672

INCOME FROM OPERATIONS	73,413	38,145	283,901	135,114

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,542	3,541	14,208	14,232
Interest income	3,981	1,544	9,002	4,402
Interest expense	(53,248)	(57,009)	(215,643)	(222,419)
Loss on retirement of long-term obligations	(1,256)	(21,260)	(27,223)	(67,110)
Other income (expense)	5,645	(395)	6,619	227

Total other expense	(41,336)	(73,579)	(213,037)	(270,668)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND INCOME (LOSS) ON EQUITY METHOD INVESTMENTS	32,077	(35,434)	70,864	(135,554)

Income tax provision	(13,656)	(19,486)	(41,768)	(5,714)
Minority interest in net earnings of subsidiaries	(187)	(336)	(784)	(575)
Income (loss) on equity method investments	10	42	26	(2,078)

INCOME (LOSS) FROM CONTINUING OPERATIONS	18,244	(55,214)	28,338	(143,921)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET	41	(10)	(854)	(1,913)

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	18,285	(55,224)	27,484	(145,834)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF INCOME TAX BENEFIT OF $11,697		(35,525)		(35,525)

NET INCOME (LOSS)	$18,285	$(90,749)	$27,484	$(181,359)

BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE AMOUNTS
Income (loss) from continuing operations	$0.04	$(0.13)	$0.06	$(0.47)
Loss from discontinued operations				(0.01)
Cumulative effect of change in accounting principle		(0.09)		(0.12)

BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE	$0.04	$(0.22)	$0.06	$(0.60)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	426,054	412,595	424,525	302,510

DILUTED	436,449	412,595	436,217	302,510

(1)	Selling, general, administrative and development expense includes $9,961 and $1,983 of stock-based compensation expense for the three months ended December 31, 2006 and December 31, 2005, respectively and $39,502 and $6,597 of stock-based compensation expense for the year ended December 31, 2006 and December 31, 2005, respectively.
(2)	Impairments, net loss on sale of long-lived assets, restructuring and merger related expense includes $7,020 and $9,333 of stock-based compensation expense for the three months and year ended December 31, 2005, respectively.

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2006	2005
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net income (loss)	$27,484	$(181,359)
Cumulative effect of change in accounting principle, net		35,525
Non-cash items reflected in statements of operations	624,270	556,575
Increase in assets	(67,217)	(2,761)
Increase (decrease) in liabilities	36,201	(10,776)

Cash provided by operating activities	620,738	397,204

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(127,098)	(88,637)
Payments for acquisitions	(14,337)	(7,479)
Payment for acquisition of International minority interest	(22,944)	(7,270)
Cash acquired from SpectraSite merger, net of transaction costs paid		16,696
Proceeds from sale of businesses and other long-term assets	35,387	6,881
Deposits and other investing activities	(120)	(725)

Cash used for investing activities	(129,112)	(80,534)

CASH FLOWS USED FOR FINANCING ACTIVITIES:
Borrowings under credit facilities	242,000	1,543,000
Repayment of notes payable, credit facilities and capital leases	(295,760)	(1,949,444)
Purchases of Class A common stock	(306,856)	(68,927)
Proceeds from stock options, warrant and stock purchase plans	40,940	65,357
Deferred financing costs and other financing activities	(3,387)	(9,512)

Cash used for financing activities	(323,063)	(419,526)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	168,563	(102,856)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	112,701	215,557

CASH AND CASH EQUIVALENTS, END OF PERIOD	$281,264	$112,701

CASH PAID FOR INCOME TAXES	$26,474	$18,519

CASH PAID FOR INTEREST	$202,730	$183,307

UNAUDITED SELECTED FINANCIAL INFORMATION

($ in thousands, except where noted)

SELECTED INCOME STATEMENT DETAIL:

	Three Months Ended December 31, 2006
	American Tower	SpectraSite	Consolidated
Selling, general, administrative and development expense breakout:
Rental & management segment overhead	$10,998	$4,515	$15,513
Services segment overhead	2,000		2,000
Corporate expenses (1)	10,967	5,576	16,543
Stock-based compensation expense	6,223	3,738	9,961

Total selling, general, administrative and development expense	$30,188	$13,829	$44,017

	Year Ended December 31, 2006
	American Tower	SpectraSite	Consolidated
Selling, general, administrative and development expense breakout:
Rental & management segment overhead	$41,925	$19,188	$61,113
Services segment overhead	4,975		4,975
Corporate expenses (1)	37,088	16,646	53,734
Stock-based compensation expense	25,406	14,096	39,502

Total selling, general, administrative and development expense	$109,394	$49,930	$159,324

(1)	Includes $6,624 and $16,153 of additional costs related to the review of the Company’s stock option granting practices, related legal and governmental proceedings and other related costs for the three months and year ended December 31, 2006, respectively.

	Three Months Ended December 31, 2006
Interest expense detail:	American Tower	SpectraSite	Consolidated
Credit Facilities	$15,205	$10,470	$25,675
7.250% Senior Subordinated Notes, due 2011	6,026		6,026
7.500% Senior Notes, due 2012	4,219		4,219
7.125% Senior Notes, due 2012	7,719		7,719
5.000% Convertible Notes, due 2010	3,152		3,152
3.250% Convertible Notes, due 2010	876		876
3.000% Convertible Notes, due 2012	2,609		2,609
Other interest expense, including amortization of deferred financing fees	2,678	294	2,972

Total Interest Expense	$42,484	$10,764	$53,248

SELECTED BALANCE SHEET DETAIL:

	December 31, 2006
Long-term obligations summary, including current portion	American Tower	SpectraSite	Consolidated
Credit Facilities	$1,000,000	$725,000	$1,725,000
7.250% Senior Subordinated Notes, due 2011	325,075		325,075
7.500% Senior Notes, due 2012	225,000		225,000
7.125% Senior Notes, due 2012	503,507		503,507
5.000% Convertible Notes, due 2010 (1)	252,188		252,188
3.250% Convertible Notes, due 2010	107,869		107,869
3.000% Convertible Notes, due 2012	344,499		344,499
Other debt	59,648	230	59,878

Total debt	$2,817,786	$725,230	$3,543,016
Cash and cash equivalents	181,305	99,959	281,264

Net debt (Total debt less Cash and cash equivalents)	$2,636,481	$625,271	$3,261,752

(1)	On February 20, 2006 the Company expects to complete its tender offer for the redemption of up to $252,188 outstanding 5.0% Convertible Notes with cash on hand and borrowings under the American Tower credit facility.

UNAUDITED SELECTED FINANCIAL INFORMATION, Continued

($ in thousands, except where noted)

SHARE COUNT ROLLFORWARD (in millions):
Total shares outstanding, as of September 31, 2006	425.5
Shares repurchased	(1.1)
Shares issued – employee stock option exercises	0.3

Total shares outstanding, as of December 31, 2006	424.7

SELECTED CASH FLOW DETAIL:

	Three Months Ended December 31, 2006
	American Tower	SpectraSite	Consolidated
Payments for purchase of property and equipment and construction activities:
Discretionary	$10,119	$4,541	$14,660
Improvements/Augmentation	13,181	7,498	20,679
Corporate	1,097		1,097

Total	$24,397	$12,039	$36,436

Cash paid for income taxes			$6,886
Cash paid for interest			$65,368

SELECTED PORTFOLIO DETAIL – OWNED SITES:

Three Months Ended December 31, 2006	Wireless	Broadcast	In-building	Total
Beginning Balance, October 1, 2006	21,777	407	133	22,317
New Construction	64		3	67
Acquisitions	41			41
Reductions	(20)			(20)

Ending Balance, December 31, 2006	21,862	407	136	22,405

UNAUDITED RECONCILIATIONS TO GAAP MEASURES

($ in thousands, except where noted)

The reconciliation of net income (loss) to Adjusted EBITDA and Rental and Management and Segment Operating Profit is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Net income (loss)	$18,285	$(90,749)	$27,484	$(181,359)
(Income) loss from discontinued operations, net	(41)	10	854	1,913
Cumulative effect of change in accounting principle, net of income tax benefit of $11,697		35,525		35,525

Income (loss) from continuing operations	18,244	(55,214)	28,338	(143,921)

Interest expense	53,248	57,009	215,643	222,419
Interest income	(3,981)	(1,544)	(9,002)	(4,402)
Income tax provision	13,656	19,486	41,768	5,714
Depreciation, amortization and accretion	130,622	127,747	528,051	411,254
Impairments, net loss on sale of long-lived assets, restructuring and merger related expense	968	23,895	2,572	34,232
Loss on retirement of long-term obligations	1,256	21,260	27,223	67,110
Minority interest in net earnings of subsidiaries	187	336	784	575
(Income) loss on equity method investments	(10)	(42)	(26)	2,078
Stock-based compensation expense	9,961	1,983	39,502	6,597
Other (income) expense	(5,645)	395	(6,619)	(227)

Adjusted EBITDA	$218,506	$195,311	$868,234	$601,429

Corporate expenses, excluding stock-based compensation expense	16,543	13,445	53,734	39,460
Services segment overhead	2,000	1,087	4,975	3,635
Services segment operating expenses	3,650	2,460	11,291	8,346
Services segment revenue	(6,409)	(4,833)	(23,317)	(15,024)

Rental and Management Segment Operating Profit	$234,290	$207,470	$914,917	$637,846

The calculation of Adjusted EBITDA Margin is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Adjusted EBITDA	$218,506	$195,311	$868,234	$601,429
Divided by total operating revenues	337,646	307,625	1,317,385	944,786

Adjusted EBITDA Margin	65%	63%	66%	64%

UNAUDITED RECONCILIATIONS TO GAAP MEASURES, Continued

($ in thousands, except where noted)

The calculation of Free Cash Flow is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Cash provided by operating activities	$145,569	$137,000	$620,738	$397,204
Payments for purchase of property and equipment and construction activities	(36,436)	(29,409)	(127,098)	(88,637)

Free Cash Flow	$109,133	$107,591	$493,640	$308,567

The reconciliation of Income from continuing operations to Adjusted EBITDA Outlook is as follows: ($ in millions)

	Full Year 2007
Income from continuing operations	$77	$93
Interest expense	235	225
Depreciation, amortization and accretion	521	527
Stock-based compensation expense	45	47
Other, including impairments, net loss on sale of long-lived assets, restructuring and merger related expense, interest income, loss on retirement of long-term obligations, income (loss) on equity method investments, other income (expense), income tax provision and minority interest in net earnings of subsidiaries	82	96

Adjusted EBITDA	$960	$988